UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BIOADAPTIVES, INC.
(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF
THE OUTSTANDING VOTING STOCK OF PETROGRESS, INC.

Dear BioAdaptives Stockholder:

The enclosed Information Statement is being furnished by the Board of Directors of BioAdaptives, Inc., a Delaware corporation (the “Company”), to the holders of record of our common stock at the close of business on February 6, 2020, or the record date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by consent of the holders of a majority of our common stock. The enclosed Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following action was authorized by written consent of the holders of a majority of our outstanding voting stock: Adoption of an Amendment to our Certificate of Incorporation (“ACOI”). The ACOI provides for an increase in the number of authorized shares of the Company’s common stock, par value .0001, from 100,000,000 to 200,000,000.

The consent we have received constitutes the only stockholder approval required under the Delaware General Corporation Law and our constituent documents to approve adoption of the ACOI. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders. The action taken by written consent of the holders of a majority of our outstanding common stock and will become effective twenty (20) calendar days after our first notice.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS
DESCRIBED HEREIN, WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: March 4, 2020.

Sincerely yours,

/s/ Edward E. Jacobs, Jr.
Edward E. Jacobs
Chief Executive officer

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BIOADAPTIVES, INC.
2620 Regatta Drive, Suite 102
Las Vegas, NV

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL INFORMATION

BioAdaptives, inc., a Delaware corporation, with its principal executive offices located at 2620 Regatta Drive, Ste. 102, Las Vegas, Nevada, is providing notice to its Shareholders of actions that the holders of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” and “BioAdaptives” are to BioAdaptives, Inc.

Copies of the notice materials are being mailed on or about March 4, 2020, to the holders of record of the outstanding shares of our common stock on February 6, 2020, which we refer to as the record date.

Important Notice of Internet Availability of Information Statement and Related Materials

As permitted by the federal securities laws, BioAdaptives is making this Information Statement available to our stockholders primarily via the Internet instead of mailing printed copies. On or about March 4, 2020, we sent by our stockholders (other than those who request electronic or paper delivery) a Notice of Internet Availability by U.S. Mail containing instructions on how to access this Information Statement. This Information Statement is available for viewing on the Internet at
: http://www.shopbioadaptives.com/pages/sec-edgar-and-otc-filings.

If you receive a Notice by mail, you will not receive copy of this Information Statement by mail unless you request printed materials. If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

Action by Written Consent

The following action was approved by the written consent of the holders of a majority of our outstanding voting capital stock as of the record date, which we refer to as the Written Consent, in lieu of a special meeting:

•	Adoption of an Amendment to the Articles of Incorporation.

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We have delayed the effective date of the Amendment to a date that will be at least 20 calendar days after notice of this Information Statement was first made available, mailed or otherwise delivered to holders of our common stock as of the record date.

The Amendment provides for an increase in the authorized number of shares of our common stock, par value .0001, from 100,000,000 shares to 200,000,000 shares.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the General Corporation Law of the State of Delaware, or the DGCL, and our constituent documents, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon consented to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our common stock as of the record date.

Our common stock is the only outstanding class of voting capital stock as of the record date. Each share of our common stock entitles its holder to one vote on each matter submitted to stockholders. There will be no vote on the approval of the Amendment because the holders of a majority of our outstanding common stock have provided their written consent for such approval and adoption as allowed by Section 228 of the DGCL. No other votes are required or necessary.

Only holders of record of our common stock at the close of business on the record date are entitled to notice of the action taken by the Written Consent. As of the record date, 18,829,109 shares of common stock were outstanding and entitled to take action by written consent and to receive notice of the action taken by the Written Consent. As of the record date, Breath of Life Foundation owned 9,628,568 shares and Edward E. Jacobs, Jr. owned 2,155,684 shares of the Company’s issued and outstanding common stock, comprising approximately 51.84% and 11.60% of the total number of shares, respectively. Breath of Life has granted a proxy for its shares to the Company’s directors. Breath of Life and Mr. Jacobs consented to the Amendment on February 6, 2020.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the earliest date that the corporate action being taken pursuant to the Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement. We have filed the Amendment with the Delaware Secretary of State with an effective date delayed to be at least the 20th calendar day after the first mailing or other delivery of this Information Statement. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding common stock.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval of the Amendment.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the notice materials or Information Statement to beneficial owners of our common stock.

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REASONS FOR THE APPROVAL OF THE AMENDMENT

On February 6, 2020, our board of directors approved resolutions authorizing the Amendment; on even date, the holder of a majority of our outstanding voting capital stock as of the Record Date approved resolutions authorizing the Amendment pursuant to the Written Consent. The Company is increasing the authorized number of its shares to provide it capability to issue shares in the event of a conversion of existing and anticipated debt obligations, to provide additional capabilities to issue shares in exchange for capital assets or in acquisitions, and for purposes of any Incentive Plan adopted by the board.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Our majority shareholder, Breath of Life, may purchase additional shares of the Company’s common stock or loan money to the Company on terms that permit repayment by issuance thereof. Mr. Jacobs may be a participant in any Incentive Plan. At present, however, neither Breath of Life nor Mr. Jacobs have any interest in the Amendment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.bioadaptives.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any common stockholder or holders sharing an address to which multiple copies are now delivered.

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